UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                       March 29, 2005

CHARLES RIVER ASSOCIATES INCORPORATED

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement.

On March 29, 2005, we entered into an amendment of our loan agreement dated as of January 14, 2004 with Citizens Bank of Massachusetts for the purpose of extending the termination date of the loan agreement from January 14, 2006 to April 30, 2007 and clarifying the definition of current liabilities in the loan agreement to exclude any convertible subordinated debt for which the holders have not notified us of their intention to convert.  In connection with this amendment, we also executed an amendment to the promissory note relating to the loan agreement.  A copy of the amendments to the loan agreement and promissory note are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits

Number	Title
10.1	First Amendment to Loan Agreement, dated as of March 29, 2005, by and between Charles River Associates Incorporated and Citizens Bank of Massachusetts.

10.2	First Amendment to Revolving Note, dated as of March 29, 2005, by and between Charles River Associates Incorporated and Citizens Bank of Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER ASSOCIATES INCORPORATED

Dated:	April 1, 2005	By:	/s/ J. Phillip Cooper
J. Phillip Cooper
Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Title
10.1	First Amendment to Loan Agreement, dated as of March 29, 2005, by and between Charles River Associates Incorporated and Citizens Bank of Massachusetts.

10.2	First Amendment to Revolving Note, dated as of March 29, 2005, by and between Charles River Associates Incorporated and Citizens Bank of Massachusetts.